BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0364182016-1
Barbara K. Cegavske	Filing Number 20201118410
Secretary of State State Of Nevada	Filed On 12/23/2020 11:02:18 AM
	Number of Pages 11

Instructions for Restated Articles

Restated Articles

Profit Corporation

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

1. ENTITY INFORMATION: Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. RESTATED OR AMENDED AND RESTATED ARTICLES: Check the box to indicate that this form is to Accompany Restated or Amended and Restated Articles. Select only one box to indicate Restated Articles or Amended and Restated Articles. If amending and restating only: completed sections 1, 2, 3, 5 and 6.

Restated or Amended and Restated Articles must be attached with this filing.

3. TYPE OF AMENDMENT FILING BEING COMPLETED: Indicate what type of amendment is being completed by selecting one box. Completed sections 1, 3, 5 and 6.

Certificate of Amendment pursuant to NRS 78.380 Before issuance of Stock
Must check one of the boxes to indicate the undersigned is either Incorporators or Board of Directors.

Or

Certificate of Amendment pursuant to NRS 78.385 and 78.390 After issuance of Stock
Must indicate the vote by which the amendment was approved in the box provided.

Or

Officer's Statement (foreign qualified entities only)
Enter entity name in home state or if using a modified name in Nevada, indicate jurisdiction of formation and select which changes are being made by checking the appropriate box(es). Must include a certified copy or Certificate of Fact of home jurisdiction filing.

4. EFFECTIVE DATE AND TIME: This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

5. INFORMATION BEING CHANGED: This section is for domestic (Nevada) corporations only. Select the appropriate box(es) to indicate what changes are being made. In the field provided indicate what is being amended, provide article number(s) if available. (If necessary, additional pages may be attached to this form.)

6. SIGNATURE(S): Must be signed by a Officer or Authorized Signer, if more than 2 signatures an additional page may be attached. Form will be returned if unsigned.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Mikrocoze Inc.

Entity or Nevada Business Identification Number (NVID): E0364182016-1

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.6%

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See Exhibit A (attach additional page(s) if necessary)
6. Signature: (Required)	X Terry Wilshire — CEO Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

EXHIBIT A:

Article 3: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Five Hundred Million (500) shares of Common Stock, par value $0.001 per share.

This form must be accompanied by appropriate fees.